Exhibit 99.1

Advaxis and Biosight Announce Entry into Definitive Merger Agreement

– Combined Company Will Operate as Biosight Therapeutics to Advance Pipeline of Clinical-Stage Oncology Programs with Lead Program Aspacytarabine (BST-236) in Acute Myeloid Leukemia (AML) and Myelodysplastic Syndrome (MDS)

– Combined Company Will be Well-Funded with Cash Position of approx.$50 Million Expected at Closing

– Multiple Clinical and Regulatory Pipeline Milestones Planned for Combined Company Over the Next 12-18 Months

– Companies to Host Joint Conference Call on Tuesday, July 6, 2021 at 8:30 am EDT

MONMOUTH JUNCTION, NJ and AIRPORT CITY, Israel — July 6, 2021 — Advaxis, Inc. (“Advaxis”) (NASDAQ: ADXS) and Biosight Ltd. (“Biosight”), a privately held pharmaceutical development company developing innovative therapeutics for hematological malignancies and disorders, today announced that the companies have entered into a definitive merger agreement pursuant to which the shareholders of Biosight will become the majority holders of the combined company immediately following completion of the transaction. The proposed merger will create a public company that will prioritize the clinical advancement and commercialization of Biosight’s lead product, aspacytarabine (BST-236). The combined company is expected to have approximately $50 million in cash, cash equivalents and marketable securities at closing. Following the closing, which is expected to occur in the second half of 2021, Advaxis will be renamed Biosight Therapeutics and is expected to trade on the Nasdaq Capital Market under the ticker symbol “BSTX”.

The combined company plans to advance its pipeline through multiple clinical trials, and anticipates the following milestones over the next 12-18 months:

●	Topline results from the ongoing Phase 2 trial of aspacytarabine, which has completed enrolment, as first-line therapy in AML patients who are unfit for standard chemotherapy
● Recent data presented at ASCO showed that aspacytarabine achieved complete remission (CR) rates of 39% across all evaluable patients (n=46) with 63% of cases with negative minimal residual disease (MRD(-)) and median overall survival (OS) of 10 months at present (95% CI, 6- NR). Altogether these results are encouraging considering the high risk factors in this population at baseline;
●	Results from the Phase 2 trial of aspacytarabine in collaboration with the European cooperative group, Groupe Francophone des Myélodysplasies (GFM) in patients with relapsed/refractory AML and higher-risk Myelodysplastic Syndrome (MDS);

●	Initiation in the U.S. of a second, Phase 2 trial of aspacytarabine in patients with relapsed/refractory AML and higher-risk MDS;
●	Results from the ongoing Phase 1/2 trial with ADXS-503 in combination with pembrolizumab in non-small cell lung cancer; and
●	Results from the Phase 1 trial of ADXS-504 in biochemically recurrent prostate cancer

“After an extensive and thorough review of strategic and potentially transformative options for Advaxis, we are very pleased to announce a proposed merger with Biosight,” said Kenneth A. Berlin, President, Chief Executive Officer and Interim Chief Financial Officer of Advaxis. “We believe the combined company’s strong and diversified oncology pipeline with late stage and early stage assets, near-term milestones, seasoned leadership team and focus on both hematological malignancies and solid tumors have the potential to provide transformative benefits to patients while also providing value to our stockholders.”

“The proposed merger with Advaxis is a unique opportunity for Biosight to build a leading public company in oncology, with a diversified clinical pipeline in both hematological malignancies and solid tumors. The combined company will have the demonstrated expertise and strong balance sheet to advance its lead programs towards multiple anticipated milestones over the next 12 to 18 months,” said Dr. Ruth Ben Yakar, CEO of Biosight. “I would like to express my deepest appreciation to the wonderful Biosight team, including Dr. Liat Flaishon and Dr. Shoshi Tessler who lead our R&D activities, and Dr. Stela Gengrinovitch the founder of the company. The excellent work and dedication of the entire Biosight team enabled the significant achievements. I would also like to thank our Board of Directors and Shareholders for their support over the years.”

About the Proposed Merger

Pursuant to the merger agreement, Advaxis will acquire all of the outstanding share capital of Biosight in exchange for the issuance of newly issued shares of Advaxis common stock upon closing, subject to the satisfaction or waiver of customary closing conditions, including the receipt of the required approval of the Advaxis stockholders and Biosight stockholders and certain regulatory approvals. Upon completion of the merger, Advaxis’s then-current equity holders will own approximately 25% and the former Biosight equity holders will own approximately 75% percent of Advaxis’s common stock, calculated on a fully diluted basis.

The transaction has been unanimously approved by the board of directors of both companies. The combined company will be headquartered out of new facilities expected to be located in New Jersey and will continue to maintain its presence in Israel.

LifeSci Capital LLC acted as exclusive financial advisor to Advaxis.Morgan, Lewis & Bockius LLP and Herzog Fox & Neeman are serving as legal counsel to Advaxis. White & Case and Horn & Co. are serving as legal counsel to Biosight.

Management and Organization

Effective as of the closing of the transaction, Ken Berlin will be the President and Chief Executive Officer of the combined company. Senior leadership of the combined company will also include Roy Golan, as Chief Financial Officer, Andres Gutierrez, M.D., Ph.D., and Darrel Cohen, M.D., Ph.D. as Chief Medical Officers. Additionally, effective as of the closing of the merger, the Board of Directors of the combined company will be comprised of nine directors: six designated by Biosight and two to be designated by Advaxis, and Dr. David Sidransky will be nominated as Chairman of the Board.

Conference Call Details

Biosight and Advaxis will host a live conference call and webcast on Tuesday, July 6, 2021, at 8:30 am EDT to discuss the proposed transaction. To access the call, please dial 877-407-0784 (toll-free) or 201-689-8560 (international) and provide the conference ID 13721200.

To access the live webcasts and subsequent archived recordings of these and other company presentations, please visit the investor section of Advaxis’s website at www.Advaxis.com or Biosight’s website at www.Biosight-pharma.com. The archived webcasts will remain available for replay on Advaxis’s and Biosight’s websites for 90 days.

About Advaxis, Inc.

Advaxis, Inc. is a clinical-stage biotechnology company focused on the development and commercialization of proprietary Lm-based antigen delivery products. These immunotherapies are based on a platform technology that utilizes live attenuated Listeria monocytogenes (Lm) bioengineered to secrete antigen/adjuvant fusion proteins. These Lm-based strains are believed to be a significant advancement in immunotherapy as they integrate multiple functions into a single immunotherapy and are designed to access and direct antigen presenting cells to stimulate anti-tumor T cell immunity, activate the immune system with the equivalent of multiple adjuvants, and simultaneously reduce tumor protection in the tumor microenvironment to enable T cells to eliminate tumors.

To learn more about Advaxis, visit www.advaxis.com and connect on Twitter, LinkedIn, Facebook and YouTube

About Biosight Ltd.

Biosight is a private Phase 2 clinical stage biotech company developing innovative therapeutics for hematological malignancies and disorders. Biosight’s lead product, aspacytarabine (BST-236), is an innovative proprietary anti-metabolite which addresses unmet medical needs by enabling high-dose chemotherapy with reduced systemic toxicity. Aspacytarabine is currently being investigated as a single agent in a Phase 2b clinical trial for the first-line treatment of AML. Interim results demonstrate tolerability with promising efficacy in the challenging population of AML patients unfit for intensive standard-of-care chemotherapy. Additional Phase 2 studies to be initiated in 2021 include a study in patients with relapsed/refractory AML and MDS, including a study in collaboration with the European cooperative group, Groupe Francophone des Myélodysplasies (GFM). For additional information, please visit www.biosight-pharma.com.

Non-Solicitation

This communication is for informational purposes only and does not constitute a recommendation, an offer to sell or solicitation of an offer to buy any securities, nor will there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Important Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed transaction between Advaxis and Biosight. In connection with the proposed transaction, Advaxis intends to file relevant materials regarding the transaction with the Securities and Exchange Commission (“SEC”) and otherwise provide such materials to its stockholders, including a registration statement on Form S-4 that will contain a proxy statement, prospectus and information statement. This communication is not a substitute for the proxy statement, prospectus, information statement or any other document that may be filed by Advaxis with the SEC. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, INVESTORS AND STOCKHOLDERS ARE URGED TO READ THESE MATERIALS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AND ANY OTHER DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION OR INCORPORATED BY REFERENCE THEREIN BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Stockholders may obtain, free of charge, copies of the definitive proxy statement and any other documents filed by Advaxis with the SEC in connection with the proposed transaction at the SEC’s website (http://www.sec.gov) and at Advaxis’s website (www.Advaxis.com).

Participants in the Solicitation

Advaxis and its directors, executive officers and certain employees and other persons, and Biosight and its directors, executive officers and certain employees and other persons, may be deemed to be participants in the solicitation of proxies from Advaxis’s stockholders in connection with the proposed transaction. Information regarding the special interests of these directors and executive officers in the merger will be included in the proxy statement, prospectus and information statement referred to above. Additional information regarding the directors and executive officers of Advaxis and their security holdings is included in Advaxis’s Definitive Proxy Statement on Schedule 14A relating to the 2020 Annual Meeting of Stockholders, filed with the SEC on March 24, 2020. This document is available free of charge at the SEC website (www.sec.gov) or at Advaxis’s website(www.Advaxis.com). To the extent the security holdings by Advaxis’s directors and executive officers have changed since the amounts set forth in Advaxis’s Definitive Proxy Statement on Schedule 14A relating to the 2020 Annual Meeting of Stockholders, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC.

Cautionary Note on Forward-Looking Statements

Certain of the statements made in this press release are forward looking for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including those relating to the benefits of the merger, future management and the board of directors of the combined company, statements regarding the expected ownership in the combined company of the former Biosight securityholders and securityholders of Advaxis as of immediately prior to the Merger, Advaxis’s and Biosight’s respective businesses, the strategy of the combined company, future operations, advancement of its product candidates and product pipeline, clinical development of the combined company’s product candidates, including expectations regarding timing of initiation and results of clinical trials of the combined company, cash resources of the combined company following closing of the proposed transaction, the ability of Advaxis to remain listed on the Nasdaq Stock Market. In some cases, you can identify these statements by forward-looking words such as “may,” “will,” “continue,” “anticipate,” “intend,” “could,” “project,” “expect” or the negative or plural of these words or similar expressions. Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results and events to differ materially from those anticipated, including, but not limited to, the risk that the proposed transaction may not be completed in a timely manner or at all, which may adversely affect Advaxis’s business and the price of the common stock of Advaxis; the failure of either party to satisfy any of the conditions to the consummation of the proposed transaction, including the adoption of the merger agreement by Advaxis’s stockholders and the receipt of certain governmental and regulatory approvals; uncertainties as to the timing of the consummation of the proposed transaction; the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement; the effect of the announcement or pendency of the proposed transaction on Advaxis’s business relationships, operating results and business generally; risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the proposed transaction; risks related to diverting management’s attention from Advaxis’s ongoing business operations; the outcome of any legal proceedings that may be instituted against Advaxis related to the merger agreement or the proposed transaction; unexpected costs, charges or expenses resulting from the proposed transaction; Advaxis’s history of net operating losses and uncertainty regarding its ability to achieve profitability; Advaxis’s ability to develop and commercialize product candidates; Advaxis’s ability to use and expand technology platforms to build a pipeline of product candidates; Advaxis’s ability to obtain and maintain regulatory approval of product candidates; Advaxis’s ability to operate in a competitive industry and compete successfully against competitors that have greater resources; Advaxis’s reliance on third parties; Advaxis’s ability to obtain and adequately protect intellectual property rights for product candidates; and the effects of COVID-19 on clinical programs and business operations. Advaxis discusses many of these risks in greater detail under the heading “Risk Factors” contained in its quarterly report on Form 10-Q for the quarter ended April 30, 2021, filed with the SEC on June 14, 2021, and its other filings with the SEC. Any forward-looking statements in this press release speak only as of the date of this press release. Neither Advaxis nor Biosight assumes any obligation to update forward-looking statements whether as a result of new information, future events or otherwise, after the date of this press release.

Contacts:

Tim McCarthy, LifeSci Advisors, LLC

212.915.2564

tim@lifesciadvisors.com

Chuck Padala, LifeSci Advisors, LLC

646.627.8390

chuck@lifesciadvisors.com